PROMISSORY NOTE SECURED BY DEED OF TRUST
(This Note contains an Acceleration Clause)
BALLOON PAYMENT NOTE

☒ INTEREST ONLY ☐ PARTIALLY AMORTIZED ☐ FULLY AMORTIZED
☐ CONSUMER PURPOSE ☐ BUSINESS PURPOSE ☒ BUSINESS ENTITY

Loan No. MIC16494

Loan Amount $2,400,000.00 **Date: August 28, 2017**
Property Address: 96400 70TH AVENUE, MECCA, CA 92254, APN: 721-110-002;
89635 AVENUE 81, THERMAL, CA 92274, APN: 755-270-016

FOR VALUE RECEIVED, the undersigned, **AQUA FARMING TECH, INC.** ("**Borrower**") jointly and severally (if more than one) promise(s) to pay to the order of **CALIFORNIA REAL ESTATE OPPORTUNITY FUND, LP** (jointly and severally referred to herein in the singular as "**Lender**"), the principal sum of **Two million Four hundred thousand dollars (US $2,400,000.00)**, with interest on the unpaid principal balance at the annual rate of **13.000%**.

1. **Defined Terms.** As used in this Note, (i) the term "**Lender**" means the holder of this Note, and (ii) the term "**Indebtedness**" means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument. "Event of Default" and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2. **Address for Payment.** All payments due under this Note shall be payable c/o Lender's servicer, **MAMEY INVESTMENT CORPORATION at 15 CORPORATE PLAZA DRIVE, STE 250, NEWPORT BEACH, CA 92660**, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. **Payment of Principal and Interest.** Payments to be paid as follows:

Number of Payments	Amount of Payments	When Payments Are Due
9	$ 26,000.00	12 MONTHS PRE-PAID PAYMENTS TO BE PAID THROUGH ESCROW (10/01/20017 – 06/01/2018)
8	$ 26,000.00	Monthly Beginning: 07/01/2018 Due on the FIRST day of each month
1	$ 2,426,000.00	03/01/2019
(3)	$ (26,000.00)	3 MONTHS PAYMENTS TO BE HELD AS A "SECURITY DEPOSIT". SAID FUNDS TO BE DEDUCTED AT TIME OF PAYOFF. (LENDER INTEREST GUARANTEE TO BE REVIEWED)

The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate, or Note Rate, whichever is higher, set forth in this Note until and including the date on which it is paid in full. The maturity date of this loan is 03/01/2019, at which time all sums of principal, interest, and other charges, then remaining unpaid shall be due and payable in full. Interest shall be calculated on a 360 day year and on an ordinary annuity calculation basis. At the option of Lender, each payment shall be credited first on impounds then due, then interest due, then on late charges, then on interest on advances, then on advances, then on default interest, then on advance fees and other fees and charges incurred, and the remainder on principal. Interest shall thereafter cease upon any principal so credited. Should full payment not be received, including any impounds due, Lender may apply the amount received in its sole discretion.

WHEN PAYING OFF ANY AMOUNT OF PRINCIPAL GREATER THAN $5,000.00, SAID PRINCIPAL MUST BE PAID IN THE FORM OF A CASHIERS CHECK, MONEY ORDER, WIRE OR TITLE COMPANY FUNDS. IF YOU CHOOSE TO PAY IN THE FORM OF A PERSONAL CHECK, AN ADDITIONAL TEN DAYS OF

INTEREST MAY BE CHARGED DUE TO TIME IT TAKES YOUR BANK TO PAY THE CHECK INTO RECEIVING ACCOUNT.

THE FOLLOWING PROVISIONS MAY RESULT IN THE COMPOUNDING OF INTEREST ON YOUR LOAN

At the option of the Beneficiary, if any payment should be insufficient to pay the interest then due, the balance of interest remaining shall be added to principal and will bear interest at the Note rate as the principal.

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4. **Application of Payments.** If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. If Lender accepts a guaranty of only a portion of the Indebtedness, Borrower hereby waives its right under California Civil Code Section 2822(a) to designate the portion of the Indebtedness which shall be satisfied by any guarantor's partial payment.

5. **Security.** The Indebtedness is secured, among other things, by that certain deed of trust, mortgage or security deed dated as of the date of this Note and executed by Borrower in favor of Lender (the "**Security Instrument**"), and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

6. **Acceleration.** If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under the loan documents, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

7. **Late Charge.** If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within **10** days after the installment or other amount is due including the Balloon Payment (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to **10.00%** of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted). Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the "**Loan**") and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate under these loan documents.

Balloon late charge. In addition, if any balloon payment is delinquent more than TEN (10) days, the borrower will be charged $240,000.00 as liquidated damages. This late charge is payable in addition to, and not in lieu of, any default interest provided for below.

Borrower acknowledges that its failure to make timely payments under this Note will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charges provided for in this Note represent fair and reasonable estimates taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payments. The late charges are payable in addition to, and not in lieu of, any default interest provided for below.

8. **Return check charge.** Borrower and Beneficiary agree that it would be difficult to determine the actual damages to the Beneficiary or Beneficiary's agent for the return of an unpaid check provided by Borrower. It is hereby agreed that Borrower will pay the sum equal to 5% of the amount returned or $25.00, whichever is greater. However, in any event the maximum charge for an unpaid check is not to exceed the sum of $35.00. This amount is in lieu of any statutory monetary penalty, if any; however, Beneficiary does not waive any other rights that may be awarded under any statute. Should Borrower have two or more returned checks (including ACH payments), for any reason, during the life of the loan, Beneficiary may demand that Borrower make payments in the form of cash, cashiers check or money order.

9. **Default Rate.** So long as (a) any monthly installment under this Note remains past due its late period or (b) any other Event of Default has occurred and is continuing, interest under this Note shall accrue on the unpaid principal balance (and any advances made by Lender or Agent of Lender under this note) from the earlier of the due date of the first unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at a rate (the "Default Rate") equal to the lesser of 5.00% percentage points above the rate stated in the first paragraph of this Note or the maximum interest

rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. This would also include any acceleration of the note due to title transfer, foreclosure or any other reason for acceleration. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any monthly installment under this Note is delinquent or the loan is not paid at the Maturity Date, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities; and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for thirty (30) days or more or the loan is not paid at the Maturity Date or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan. During any period that the Default Rate is in effect the additional interest accruing over and above the rate stated in the first paragraph of this Note shall be immediately due and payable in addition to the regularly scheduled principal and interest payments.

10. Limits on Personal Liability.

(a) Except as otherwise provided in this Section 10, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

(b) Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of any of the following matters:

(1) Failure of Borrower to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants of the Mortgaged Property;

(2) Failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument;

(3) Commission of waste by Borrower, or any damage to the Mortgaged Property caused by the willful, wanton or tortuous act or omission of Borrower;

(4) Fraud or intentional misrepresentation by Borrower or any key principal of Borrower;

(5) Failure to apply Rents, first, to the payment of reasonable operating expenses and then to amounts ("**Debt Service Amounts**") payable under this Note, the Security Instrument or any other Loan Document (except that Borrower will not be personally liable under this paragraph (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, (ii) with respect to Rents that are distributed to Borrower or its principals in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year, and (iii) with respect to Rents that are distributed to Borrower or its principals more than twelve (12) months prior to occurrence of any Event of Default that is the subject of judicial or non-judicial foreclosure proceedings against Borrower); and

(6) Failure to pay required Taxes and insurance premiums payable with respect to the Mortgaged Property prior to delinquency, to maintain the required insurance with respect to the Mortgaged Property, or to maintain the required escrows therefore, to the extent that monies are not paid by Borrower in escrow for the payment of such amounts (except that Borrower will not be personally liable to the extent that Borrower lacks the legal right to direct the disbursement of such sums or maintenance of such insurance because of a bankruptcy, receivership, or similar judicial proceeding).

(c) For purposes of determining Borrower's personal liability under this Section 10, all payments made by Borrower or any guarantor of this Note with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

(d) Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default: (1) Borrower's ownership of any property or operation of any business not permitted by the Security Instrument; or (2) a Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 22 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or (3) if for any reason Borrower fails to make the first monthly payment due under this Note within ten (10) days after the

date the same becomes due and payable; or (4) fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

(e) Borrower shall be personally liable to Lender for (1) the performance of all of Borrower's obligations under the Environmental Indemnity; (2) any tort or statutory claim or cause of action that Lender may have against Borrower, whether direct or for indemnity or contribution, relating to hazardous substances or environmental contamination; (3) the costs of any audit under Section 14(d) of the Security Instrument; (4) any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 10, including Attorneys' Fees and Costs and the costs of conducting any independent audit of Borrower's books and records to determine the amount for which Borrower has personal liability; (5) any liabilities, costs, expenses (including attorney's fees) or damages incurred by Lender in any bankruptcy, receivership or similar case filed by or against Borrower or any principal of Borrower; and (6) all liabilities, costs, expenses (including attorney's fees) or damages resulting from any litigation or other legal proceeding related to the Mortgaged Property or the loan evidenced by this Note that delays or impairs Lender's ability to preserve, enforce or foreclose its lien on the Mortgaged Property or any other collateral securing the Indebtedness, in which action a claim, counterclaim, or defense is asserted against Lender, other than any litigation or other legal proceeding in which a final, non-appealable judgment for money damages or injunctive relief is entered against Lender. Lender shall have all of the rights and remedies set forth in Sections 726.5 and 736 of the California Code of Civil Procedure as amended, and the limits on personal liability contained in this Section 10 shall not be a defense, offset, or limitation on damages to the assertion of such rights and remedies.

(f) To the extent that Borrower has personal liability under this Section 10, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Section 10, the term **"Mortgaged Property"** shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

11. Voluntary and Involuntary Prepayments.

(a) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

(i) Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day designated as the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Section 11(f) of this Note. For purposes of this Note, a **"Business Day"** means any day other than a Saturday, Sunday or any other day on which Lender is not open for business. For all purposes including the accrual of interest, but excluding the determination of the prepayment date under Section 11(f) of this Note, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of such month.

(ii) Borrower may voluntarily prepay less than all of the unpaid principal balance of this Note (a **"Partial Prepayment"**) at any time. Upon delivery of the Partial Prepayment, a prepayment premium calculated pursuant to Section 11(f) of this Note, based on the amount being prepaid, shall be due and payable to Lender upon demand.

(iii) Upon Lender's exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest, (B) and all other sums due Lender, and (C) the prepayment premium calculated pursuant to Section 11(f)(i) of this Note, to the extent such prepayment premium does not exceed the maximum rate permitted by applicable law.

(iv) Any application by Lender of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Section 11(f) of this Note without Borrower having to pay out-of-pocket any additional amounts.

(b) Notwithstanding the provisions of Section 11(a), no prepayment premium shall be payable with respect to (A) any prepayment made after the expiration of the Prepayment Premium Period (as defined in Section 11(f) of this Note), or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

(c) Any permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

(d) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss,

additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in Section 11(f) represents a reasonable estimate of the damages Lender will incur because of a prepayment.

(e) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

(f) **Any prepayment premium payable under this Section 11 shall be computed as follows whether such prepayment is voluntary, involuntary or results from default in any term of this Note or the Deed of Trust by which it is secured:**

(i) **The principal and accrued interest on this loan may be prepaid in whole or in part at any time ☐ without paying a penalty ☒ Beneficiary is guaranteed to receive a minimum of 12 months interest based on the original principal balance together with any odd days interest due or paid through escrow or ☐ but a prepayment made within N/A months of the date of execution of this Note shall be subject to the following prepayment charge, whether such prepayment is voluntary, involuntary or results from default in any term of this Note or the Deed of Trust by which it is secured: A sum equal to the payment of six (6) months advance interest on the amount prepaid in any twelve (12) month period (non-accumulative) in excess of twenty percent (20%) of the unpaid balance will be charged. If the remaining term of the loan is less than six (6) months, the prepayment consideration shall be in the amount of advance interest for the remaining term on the amount prepaid in excess of twenty percent (20%) of the unpaid balance or the interest due to the end of the loan term, whichever is greater (provided the prepayment penalty does not exceed the amount which would have been received if paid prior to the last six month period).**

(ii) **If the prepayment is made after the expiration of the Prepayment Premium Period, there shall be no prepayment premium due.**

12. **Costs and Expenses.** To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including fees and out-of-pocket expenses of attorneys (including Lender's in-house attorneys) and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

13. **Forbearance.** Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

14. **Waivers.** Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

15. **Loan Charges.** Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

16. **Purpose of Indebtedness.** Borrower represents that the Indebtedness is not being incurred by Borrower for personal, family or household purposes.

17. **Advancing Fee.** For any advances made to senior encumbrances and/or obligations to protect the Beneficiary's interest in this Note, there will be an advancing fee equal to three (3%) of the amount so advanced subject with a minimum fee of fifty dollars ($50) per advance (per lender). Advances will bear interest at the same rate that is charged on the

principal of this Note from the date of advancement to such date when all monies are paid in full in the form of cash and/or certified funds. ALL ADVANCES TO BE REPAID AT NOTE RATE FROM DATE OF ADVANCE UNTIL DATE FUNDS ARE RECEIVED BY BENEFICIARY.

18. **Counting of Days.** Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

19. **Governing Law.** This Note shall be governed by the laws of the jurisdiction in which the Broker is located.

20. **Captions.** The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

21. **Notices.** All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with of the Security Instrument.

22. **Consent to Jurisdiction and Venue.** Borrower agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the jurisdiction in which the Broker is located (the "**Property Jurisdiction**") unless it is specifically specified in the law that the jurisdiction must be in which the Broker is located. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

23. **Counterparts.** This Note may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Note.

24. **TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER [NO RIGHT TO TRANSFER].**

(a) "**Transfer**" means (A) a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law); (B) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (C) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (D) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (E) the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity. "Transfer" does not include (i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument or (ii) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer. A transfer shall constitute a default under the terms of this loan and said loan may be declared due in full at that time.

(b) "Transfer" does not include: (i)) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or (ii) a lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

(c) The occurrence of any of the following events shall not constitute an Event of Default under this Instrument, notwithstanding any provision of Section 24(a) to the contrary:

(1) a Transfer to which Lender has consented;

(2) a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person (unless such death itself is an Event of Default under the Deed of Trust);

(3) the grant of a leasehold interest approved in writing by Lender;

(4) a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;

(5) the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender's interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower's request; and

(6) the creation of a mechanic's, materialman's, or judgment lien against the Mortgaged Property which is released of record or otherwise remedied to Lender's satisfaction within 60 days of the date of creation.

(d) The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and such Transfer does not constitute an Event of Default under any other Section of this Instrument:

(i) a change of the Borrower's name, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(ii) a change of the form of the Borrower not involving a transfer of the Borrower's assets and not resulting in any change in liability of any Initial Owner, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(iii) the merger of the Borrower with another entity when the Borrowing entity is the surviving entity;

(iv) the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender's interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys' Fees and Costs, incurred by Lender in connection with reviewing Borrower's request.

(e) The occurrence of any of the following events shall constitute an Event of Default under this Instrument:

(1) a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property (including without limitation the creation or existence of any Lien as provided in the Deed of Trust);

(2) if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than a Controlling Interest of all limited partnership interests in Borrower;

(3) if Borrower is a general partnership or a joint venture, a Transfer of any general partnership or joint venture interest in Borrower;

(4) if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the membership interests in Borrower, (B) a Transfer of any membership or other interest of a manager in Borrower that results in a change of manager, or (C) a change of a nonmember manager;

(5) if Borrower is a corporation, (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than a Controlling Interest of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by 100 or more shareholders, one or more transfers by a single transferor within a 12-month period affecting an aggregate of 5% or more of that stock;

(6) if Borrower is a trust, (A) a Transfer of any beneficial interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the beneficial interests in Borrower, or (B) the termination or revocation of the trust, or (C) the removal, appointment or substitution of a trustee of Borrower; and

(7) a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of Sections 24(e) through (6) above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 24.

25. Oral Representations. The undersigned Borrower hereby states that the Beneficiary, their representative(s) nor any employee MAMEY INVESTMENT CORPORATION has alluded to, given actual details(s) or discussed other terms of this loan other than what has been agreed to in writing.

26. SEVERABILITY; ENTIRE AGREEMENT; AMENDMENTS. The parties intend that the provisions of this Instrument and all other Loan Documents, including the Deed of Trust securing the indebtedness, shall be legally severable. If any term or provision of this Instrument or any other Loan Document, including the Deed of Trust securing the indebtedness, be determined to any extent by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Instrument or of such other Loan Document, including the aforesaid Deed of Trust, shall not be affected thereby and each term and provision shall be valid and be enforceable to the fullest extent permitted by law. This Instrument and the aforesaid Deed of Trust contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

27. Bankruptcy Administration Fee. Should Borrower file bankruptcy, Lender or Lender's servicing agent shall charge an administration fee in the amount of no less than $250.00 per bankruptcy filed. All parties agree that this additional fee is to compensate Lender or Lender's servicing agent for the additional tracking, accounting, communications, etc. This is in addition to any attorney fees which may be due or payable to Lender and/or Lender's servicing agent's attorney or reimbursement to Lender and/or Lender's servicing agent.

28. Tax Service Fee. Lender may require Borrower to pay a one-time charge for a real estate tax verification and/or reporting service used by Lender in connection with this Loan.

29. Cross-Collateral and Default Clause. This Note is secured by one Deed of Trust of even date which is secured by **TWO** separate properties. Any default under the Note or as to either property given as security shall constitute a default under the Note and under the Deed of Trust and foreclosure may be commenced and completed on all properties.

30. Borrower Option Extension Term. Upon written request from Borrower, said request to be given 30 days prior to the original maturity date of this loan, Lender shall grant a six (6) month extension to the maturity date if all terms and conditions of this loan have been met, including but not limited each monthly payment must have been received prior to the assessment of a late charge. Monthly payments to continue through extension period to new maturity date. Fee for extension to be 2.000% of existing principal balance payable to Mamey Investment Corporation to be paid prior to original maturity date.

IN WITNESS WHEREOF, and in consideration of the Lender's agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.

BORROWER:

AQUA FARMING TEC, INC.

BY: ______________________ 8/29/17
ROCKY FRENCH, PRESIDENT / DATE

BY: ______________________ 8/29/17
ALICIA FRENCH, SECRETARY / DATE

INTENTIONALLY BLANK

DO NOT DESTROY THIS NOTE: When paid, this Note, with Deed of Trust securing same, must be surrendered to the Trustee for cancellation before reconveyance or Trustee's Deed. This loan was originated by MAMEY INVESTMENT CORPORATION, License No. 01134066, a company licensed by the Bureau of Real Estate (formerly the Department of Real Estate).

CALIFORNIA PREPAYMENT PREMIUM WAIVER

(Waiver of California Civil Code Section 2954.10)

Loan No. MIC16494

This CALIFORNIA PREPAYMENT PREMIUM WAIVER (**"Agreement"**) is made as of **August 28, 2017**, in connection with a real estate loan to be made by **CALIFORNIA REAL ESTATE OPPORTUNITY FUND, LP**, its successors and/or assigns (jointly and severally referred to herein in the singular as **"Lender"**) to **AQUA FARMING TECH, INC.** (**"Borrower"**), which loan shall be evidenced by a **Two million Four hundred thousand dollars** (US $**2,400,000.00**) Promissory Note (the **"Note"**) of even date herewith and secured by a Deed of Trust (the **"Mortgage"**) upon the real property located at **96400 70TH AVENUE, MECCA, CA 92254, APN: 721-110-002; 89635 AVENUE 81, THERMAL, CA 92274, APN: 755-270-016,**. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Mortgage.

1. Borrower is aware of and understands California Civil Code Section 2954.10, which provides as follows:

"**2954.10. Acceleration of maturity date; penalty for prepayment.** An obligee which accelerates the maturity date of the principal and accrued interest, pursuant to contract, on any loan secured by a mortgage or deed of trust on real property or an estate for years therein, upon the conveyance of any right, title, or interest in that property, may not claim, exact, or collect any charge, fee, or penalty for any prepayment resulting from that acceleration.

The provisions of this section shall not apply to a loan other than a loan secured by residential real property or any interest therein containing four units or less, in which the obligor has expressly waived, in writing, the right to repay in whole or part without penalty, or has expressly agreed, in writing, to the payment of a penalty for prepayment upon acceleration. For any loan executed on or after January 1, 1984, any such waiver or agreement shall be separately signed or initialed by the obligor and its enforcement shall be supported by evidence of a course of conduct by the obligee of individual weight to the consideration in that transaction for the waiver or agreement."

2. Borrower has read and understands the provisions of the Note and Mortgage, including the provisions which provide, in general, that if the Note is accelerated because of the occurrence of any Event of Default (including without limitation any transfer or encumbrance of the Mortgaged Property without Lender's consent), the prepayment premium described in the Note will be imposed and collected upon prepayment of the loan. Borrower acknowledges that it understands and is familiar with the nature and effect of the Note and other Loan Documents, including the above-described provisions. Borrower further acknowledges that if any such Event of Default occurs, the resulting actual damages to Lender would be difficult to measure and that the payment of the prepayment premium described in the Note is a reasonable estimate of such damages. Borrower hereby initials below to indicate its understanding of these provisions, and specifically its waiver of the provisions of Section 2954.10 of the California Civil Code.

BORROWER'S INITIAL(S): ______

3. Borrower agrees that Lender will grant the subject loan to Borrower only if Borrower agrees to the loan acceleration and prepayment premium provisions set forth in the Note and to the waivers contained in this Agreement. Borrower further agrees and recites conclusively that Borrower and Lender each have given individual weight to the consideration given by Lender for this Agreement on the part of the Borrower, which consideration is the granting of the subject loan described above.

4. Furthermore, Borrower conclusively recites and agrees that with respect to the subject loan, the prepayment provisions described in the Note are reasonable, valid and also binding on Borrower, its successors and assigns, and this recitation and agreement may be conclusively relied upon by Lender and the successors and assigns of Lender.

5. Senior Loan Information. If this loan is in a junior position loan, Borrower must provide Beneficiary, upon written or verbal request, all current information necessary to determine whether senior lienholders are current by both telephone and internet access, if available.

6. This instrument may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one instrument.

BORROWER:

AQUA FARMING TEC, INC.

BY: ______________________ 8/29/17

ROCKY FRENCH, PRESIDENT / DATE

BY: ______________________